Exhibit 99.1
Bank of Commerce Holdings™ announces First Quarter 2010 Operating Results
REDDING, California, April 30, 2010/ PR Newswire— Patrick J. Moty, President & CEO of Bank of
Commerce Holdings (NASDAQ:BOCH), a $831 million financial services holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, and Bank of Commerce Mortgage™ today announced first quarter 2010 operating results.
“The mark of an exceptional company is consistently good performance relative to that of its competitors and peers, regardless of economic conditions and competitive threats. We believe that Bank of Commerce Holdings meets the mark. While there are indications that the worst is behind us, no one can say with assurance where the economy is headed. What we do know is that the best companies capitalize on their strengths to grow aggressively in downturns and we are very proud of our financial results,” said Patrick J. Moty, President and CEO.
1st Quarter 2010 Highlights
•	Net Income available to common shareholders of $1.3 million, an increase of 26% quarter-over-quarter from the first quarter 2009

•	Diluted EPS of $0.15, an increase of 25% quarter-over-quarter from the first quarter 2009

•	Average portfolio loans up $92.3 million, an increase of 17.6% quarter-over-quarter from the first quarter 2009

•	Non-maturing core deposits up $11.0 million, an increase of 4% quarter-over-quarter from the first quarter 2009

•	Provision for loan loss of $2.3 million

•	Raised $28.8 million in new capital, increasing total risk based capital to $118.3 million or 16.61% at March 31, 2010

•	2010 1st quarter common stock cash dividends declared of $522,690
Due to conservative loan underwriting, active servicing of problem credits, and maintenance of a healthy net interest margin, we have remained profitable during the recent economic downturn and positioned our Company to take advantage of growth opportunities in the coming years.
Financial Performance
For the first quarter 2010 we recorded net income of $1.5 million, and net income available to common shareholders of $1.3 million, or $0.15 per diluted share, after deducting preferred dividend payments made to the Treasury and accretion of preferred shares under the TARP Capital Purchase Program. This was an increase from $1.0 million of net income available to common shareholders, or $0.12 per diluted share, reported in the first quarter 2009. As of March 31, 2010, we had total assets of $830.7 million, total loans of $609.0 million, an allowance for loan and lease losses of $12.2 million, or 2.00% of total loans, deposits outstanding of $619.0 million and stockholders’ equity of $98.0 million.

Return on average assets (ROA) and return on average equity (ROE) for the first quarter of 2010 were 0.75% and 8.76%, respectively, compared with 0.66% and 8.05%, respectively, for the first quarter of 2009.
Net Interest Margin
A combination of reduced funding costs and an increase in the volume of higher yielding earning assets significantly improved our company’s net interest margin. Average interest bearing liabilities increased $37.7 million while total interest expense decreased $0.7 million or 56 basis points to 1.57% from the same period a year ago. Average loans increased by $92.3 million and contributed over $1.0 million to the margin in comparison to the same period a year ago. The additional interest income from the loan portfolio offset the $0.6 million decrease in interest income from the investment portfolio. The net result was an increase to the net interest margin of $1.1 million, or 17.5% over the prior year for the three month period ended March 31, 2010. Net Interest margin was 4.12% compared to 3.55% for the same quarter 2009.
Provisions for loan losses
Management has taken aggressive actions in provisioning for loan losses, charging down impairments, and keeping an attentive eye on expenses. As long as the U.S. economy remains weak, losses in the loan portfolio may increase. Our Company continues to take actions to enable us to navigate through this current economic and credit cycle. Elevated provisions are associated with an assertive and conservative reclassification of loans and management’s aggressive stance in recognizing impaired loans. Our Company has provided $2.3 million in provisions for loan and lease losses for the three months ended March 31, 2010 compared to $1.4 million for the same period a year ago. The allowance for loan losses was 2.00% of total portfolio loans at March 31, 2010 compared to 1.45% of total loans for the same period a year ago.
The real estate development properties and construction related portfolio is showing some signs of stability but generally remains under stress. Our Company’s Commercial and Industrial portfolio has weakened, especially those borrowers tied to real estate.
Our loan portfolio will likely continue to be influenced by weakness in real estate values, the effects of high unemployment levels, and general overall weakness in economic conditions.
Net charge offs were $1.3 million for the three month period ended at March 31, 2010 compared to net charge offs of $2.1 million for the same period a year ago. The charge-offs were centered in commercial & industrial and consumer residential real estate loans.
Nonperforming Assets
Non-performing assets were 2.02% of total assets as of March 31, 2010; 2.27% at December 31, 2009 and 2.94% at March 31, 2009. There are 27 loans in nonaccrual status as of March 31, 2010. $904,000 or fifteen of which are ITIN loans with a weighted average balance of approximately $60,000 each, all in various stages of collection. Approximately $2.4 million in put-back reserves are available to cover any losses associated with the ITIN loans in nonaccrual status. The remaining nonaccrual loans consist of two residential lot loans, seven home equity lines of credit and three commercial real estate loans secured by first deeds of trust.

OREO was $3.4 million at March 31, 2010 and $2.9 million for the same period a year ago. We are committed to working with our customers to find potential solutions when our customers experience financial difficulties.
Balance Sheet
Our Company continues to maintain a relatively low-risk, liquid and valuable available-for-sale investment portfolio. This resource is utilized as a source of liquidity as opportunities to reposition the balance sheet present themselves. During the three months ended March 31, 2010, Our Company has recorded approximately $930 thousand in realized gains on sales of securities. Proceeds from the sales were used to fund loan growth.
Our balance sheet has changed substantially over the first quarter from a year ago. Total assets are up $65.4 million or 8.5%, loans have increased by $71.6 million or 13.6% and total deposits have increased by $71.1 million or 13.0%.
Average loans, the largest component of average earning assets, increased $92.3 million or 17.6% on average compared with same period a year ago. Average securities including federal funds sold decreased $91.2 million over the same period a year ago. The yield on earning assets increased to 5.52% for the three-month period ended March 31, 2010 compared to 5.37% for the same period in the prior year. The increased yield is primarily due to the liquidation of lower yielding securities and replacing those assets with higher yielding loans.
Average interest-bearing deposits for the three-months ended March 31, 2010 increased $88.9 million or 19% compared with the same period in the prior year. Average non-interest bearing deposits have decreased by $1.4 million or 1.9% over the prior year three-month period.
Capital
The capital ratios of Redding Bank of Commerce continue to be above the well-capitalized guidelines established by bank regulatory agencies. Total risk-based capital to risk-weighted assets was 16.16% at March 31, 2010.
On March 23, 2010, we filed a Form S-1/A Registration Statement (the “Registration Statement”) with the SEC to offer 7,200,000 shares of our common stock in an underwritten public offering (“Offering”). In the Registration Statement, we set out our intent to use the net proceeds of the Offering for general corporate purposes, including contributing additional capital to the Bank, supporting our ongoing and future anticipated growth, which may include opportunistic acquisitions of all or parts of other financial institutions, including FDIC-assisted transactions, and positioning us for eventual redemption of our Series A Preferred Stock issued to the Treasury
On March 29, 2010 our Company announced the successful closing of the offering. Our Company received net proceeds from the offering of approximately $28.8 million, after underwriting discounts and commissions and estimated expenses. The capital ratios of Bank of Commerce continue to be above well-capitalized guidelines established by regulatory agencies. With our strong capital position, we find significantly more opportunities now for acquisitions and expansion.

Bank of Commerce Holdings, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, and Bank of Commerce Mortgage™.
Our Company is a federally insured California banking corporation and opened on October 22, 1982.
BOCH is a NASDAQ National Market listed stock. Please contact your local investment advisor for purchases and sales. Investment firms making a market in BOCH stock are:
Howe Barnes Hoefer & Arnett Investment Inc. /
John T. Cavender
555 Market Street
San Francisco, CA (800) 346-5544
Hill, Thompson, Magid & Co. Inc / R.J. Dragani
15 Exchange Place, Suite 800
Jersey City, New Jersey 07030 (201) 369-2908
Keefe, Bruyette & Woods, Inc. /
Dave Bonaccorso
101 California Street, 37th Floor
San Francisco, CA 94105 (415) 591-5063
Sandler & O’Neil /Bryan Sullivan
919 Third Avenue, 6th Floor
New York, NY 10022 (888) 383-3112
Raymond James Financial/ Geoff Ball
1805 Hilltop Drive, Suite 106
Redding, CA (800) 926-5040

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:
•	Competitive pressure in the banking industry and changes in the regulatory environment.

•	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities.

•	The health of the economy declines nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of the Company’s loans.

•	Credit quality deteriorates which could cause an increase in the provision for loan losses.

•	Losses in the Company’s merchant credit card processing business.

•	Asset/Liability matching risks and liquidity risks.

•	Changes in the securities markets.
For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and under the heading:
“Risk factors that may affect results” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

Dollars in thousands	March 31,	December 31,	March 31,
	2010	2009	2009
ASSETS

Cash and due from banks, non interest bearing	$57,599	$36,902	$38,965
Interest bearing due from banks	32,149	31,338	—
Federal funds sold and securities purchased under agreements to resell	—	—	56,655

Cash and cash equivalents	89,748	68,240	95,620

Securities available-for-sale, at fair value (including pledged collateral of $60,130 at March 31, 2010, $55,672 at December 31, 2009 and $66,210 at March 31, 2009)	77,571	80,062	105,538

Portfolio Loans, net of the allowance for loan losses of $12,197 at March 31, 2010, $11,207 at December 31, 2009 and $7,701 at March 31, 2009	596,787	590,023	525,182
Mortgage loans held for sale	16,591	27,288	—
Bank premises and equipment, net	9,975	9,980	10,553
Goodwill	3,727	3,727	—
Other real estate owned	3,395	2,880	2,934
Other assets	32,899	31,206	25,509

TOTAL ASSETS	$830,693	$813,406	$765,336

LIABILITIES AND STOCKHOLDERS’ EQUITY

Demand — noninterest bearing	$65,213	$69,448	$66,351
Demand — interest bearing	150,528	163,814	138,231
Savings accounts	72,756	65,414	72,873
Certificates of deposit	330,546	341,788	270,490

Total deposits	619,043	640,464	547,945

Securities sold under agreements to repurchase	18,820	9,621	10,813
Federal Home Loan Bank and Federal Reserve Bank borrowings	70,000	70,000	120,000
Other liabilities	9,554	9,050	7,716
Junior subordinated debt payable to unconsolidated subsidiary grantor trust	15,465	15,465	15,465

Total Liabilities	732,882	744,600	701,939
Commitments and contingencies
Stockholders’ Equity:
Preferred stock (liquidation preference of $1,000 per share; issued 2008) 2,000,000 authorized; 17,000 shares issued and outstanding on March 31, 2010, December 31, 2009, and March 31, 2009	16,663	16,641	16,573
Common stock , no par value, 50,000,000 shares authorized; 15,911,495 shares issued and outstanding at March 31, 2010, 8,711,495 issued and outstanding on December 31, 2009 and at March 31, 2009	38,495	9,730	9,679
Common Stock Warrant	449	449	449
Retained earnings	39,781	39,004	36,541
Accumulated other comprehensive income, net of tax	353	657	155

Total Equity — Bank of Commerce Holdings	95,741	66,481	63,397
Non controlling interest in subsidiary	2,070	2,325	—

Total stockholders’ equity	97,811	68,806	63,397

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$830,693	$813,406	$765,336

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Condensed Consolidated Statements of Income (Unaudited)

Amounts in thousands, except for per share data	March 31,	December 31,	March 31,
	2010	2009	2009
Interest income:
Interest and fees on loans	$9,051	$9,184	$8,049
Interest on tax-exempt securities	322	311	296
Interest on U.S. government securities	439	676	1,192
Interest on federal funds sold and securities purchased under agreements to resell	1	1	25
Interest on other securities	270	266	117

Total interest income	10,083	10,438	9,679

Interest expense:
Interest on demand deposits	230	229	307
Interest on savings deposits	219	221	281
Interest on certificates of deposit	1,761	1,906	1,881
Securities sold under agreements to repurchase	12	13	14
Interest on FHLB and other borrowings	136	356	581
Interest on junior subordinated debt payable to unconsolidated subsidiary grantor trust	208	24	215

Total interest expense	2,566	2,749	3,279

Net interest income	7,517	7,689	6,400
Provision for loan and lease losses	2,250	3,150	1,425

Net interest income after provision for loan losses	5,267	4,539	4,975

Noninterest income:
Service charges on deposit accounts	82	94	92
Payroll and benefit processing fees	128	105	134
Earnings on cash surrender value — Bank owned life insurance	108	107	86
Net gain on sale of securities available-for-sale	931	454	404
Net gain on transfer of financial assets		—	—
Merchant credit card service income, net	54	68	74
Mortgage brokerage fee income	2,539	2,112	—
Other income	100	120	75

Total noninterest income	3,942	3,060	865

Noninterest expense:
Salaries and related benefits	3,711	3,209	2,127
Occupancy and equipment expense	1,110	1,339	572
FDIC insurance premium	251	279	273
Data processing fees	89	51	111
Professional service fees	400	146	159
Payroll and benefit fees	29	26	34
Deferred compensation expense	118	118	119
Stationery and supplies	80	44	53
Postage	42	36	81
Directors’ expense	84	67	37
Other expenses	1,271	802	394

Total noninterest expense	7,185	6,117	3,960

Income before provision for income taxes	2,024	1,482	1,880
Provision for income taxes	744	43	610

Net Income	1,280	1,439	1,270
Less: Net income (loss) attributable to non-controlling interest	(255)	33	—
Net Income attributable to Bank of Commerce Holdings	$1,535	$1,406	$1,270

Less: preferred dividend and accretion on preferred stock	(235)	(235)	(237)
Income available to common shareholders	$1,300	$1,171	$1,033

Basic earnings per share	$0.15	$0.13	$0.12
Weighted average shares — basic	8,871	8,711	8,711
Diluted earnings per share	$0.15	$0.13	$0.12
Weighted average shares — diluted	8,871	8,711	8,711
Cash Dividends declared	$0.06	$0.06	$0.06

Average Balances, Interest Income/Expense and Yields/Rates Paid
(Unaudited, Dollars in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2010			March 31, 2009
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Portfolio Loans[1]	$616,617	$9,051	5.87%	$524,367	$8,049	6.14%
Tax-exempt Securities[2]	31,055	322	4.15%	29,304	296	4.04%
US Government Securities	19,689	144	2.93%	11,316	127	4.49%
Mortgage backed Securities	23,058	295	5.12%	80,263	1,065	5.31%
Federal Funds Sold	968	1	0.41%	38,222	25	0.26%
Other Securities	38,653	270	2.79%	37,557	117	1.25%

Average Earning Assets	730,040	$10,083	5.52%	$721,029	$9,679	5.37%

Cash & Due From Banks	44,374			$17,614
Bank Premises	9,887			10,623
Other Assets	31,337			27,814

Average Total Assets	$815,638			$768,678

Interest Bearing Liabilities
Interest bearing demand	$149,000	$230	0.62%	$137,608	$307	0.89%
Savings Deposits	70,191	219	1.25%	65,803	281	1.71%
Certificates of Deposit	338,425	1,761	2.08%	265,296	1,881	2.84%
Repurchase Agreements	10,257	12	0.47%	11,940	14	0.47%
FHLB Borrowings	70,000	136	0.78%	120,000	581	1.94%
Trust Preferred Borrowings	15,465	208	5.38%	15,000	215	5.73%

Average Interest Bearing Liability	653,338	$2,566	1.57%	615,647	$3,279	2.13%

Noninterest bearing demand	73,217			74,637
Other Liabilities	19,006			5,219
Stockholders’ Equity	70,077			73,175

Average Liabilities and Stockholders’ Equity	$815,638			$768,678

Net Interest Income and Net Interest Margin		$7,517	4.12%		$6,400	3.55%

[1]	Average non-performing loans of $7.9 million are included

[2]	The yield on tax-exempt securities has not been adjusted to a tax-equivalent yield basis.

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES Quarterly Financial Condition Data
(Unaudited) For the Quarter Ended

	March 31,	December 31,	September 30,	June 30,	March 31,
Dollars in thousands, except for per share data	2010	2009	2009	2009	2009

Interest income:
Interest and fees on loans	$9,051	$9,184	$9,355	$9,272	$8,049
Interest on tax-exempt securities	322	311	278	279	296
Interest on U.S. government securities	439	676	628	954	1,192
Interest on federal funds sold and securities repurchased under agreements to resell	1	1	1	5	25
Interest on other securities	270	266	309	131	117

Total interest income	10,083	10,438	10,571	10,641	9,679

Interest expense:
Interest on demand deposits	230	229	240	239	307
Interest on savings deposits	219	221	223	238	281
Interest on certificates of deposit	1,761	1,906	1,941	1,900	1,881
Securities sold under repurchase agreements	12	13	13	11	14
Interest on FHLB and other borrowings	136	356	514	539	581
Interest on junior subordinated debt payable to unconsolidated subsidiary grantor trust	208	24	234	216	215

Total interest expense	2,566	2,749	3,165	3,143	3,279

Net interest income	7,517	7,689	7,406	7,498	6,400
Provision for loan and lease losses	2,250	3,150	1,844	3,056	1,425

Net interest income after provision for loan and lease losses	5,267	4,539	5,562	4,442	4,975

Noninterest income:
Service charges on deposit accounts	82	94	108	96	92
Payroll and benefit processing fees	128	105	109	104	134
Earnings on cash surrender value — bank owned life insurance	108	107	108	117	86
Net gain on sale of securities available-for-sale	931	454	506	1,074	404
Net gain on sale of loans		1	—	340	—
Merchant credit card service income, net	54	68	80	75	74
Mortgage brokerage fee income	2,539	2,112	1,913	1,302	—
Other income	100	119	120	87	75

Total noninterest income	3,942	3,060	2,944	3,195	865

Noninterest expense:
Salaries and related benefits	3,711	3,209	2,902	2,644	2,127
Occupancy and equipment expense	1,110	1,339	1,124	730	572
FDIC insurance premium	251	279	421	301	273
Data processing fees	89	51	52	68	111
Professional service fees	400	146	220	295	159
Payroll processing fees	29	26	27	27	34
Deferred compensation expense	118	118	118	123	119
Stationery and supplies	80	44	62	26	53
Postage	42	36	—	76	81
Directors’ expense	84	67	75	120	37
Other expenses	1,271	802	653	483	394

Total noninterest expense	7,185	6,117	5,654	4,893	3,960

Income before provision for income taxes	2,024	1,482	2,852	2,744	1,880
Provision for income taxes	744	43	1,010	1,027	610

Net Income	1,280	1,439	1,842	1,717	1,270
Less: Income (loss) non-controlling interest	(255)	33	129	101	—
Net income (loss)	$1,535	$1,406	$1,713	$1,616	$1,270

Less preferred dividend and accretion on preferred stock	($235)	($235)	($235)	($235)	($237)
Income available to common shareholders	$1,300	$1,171	$1,478	$1,381	$1,033

Basic earnings (loss) per share	$0.15	$0.13	$0.17	$0.16	$0.12
Weighted average shares — basic	8,871	8,711	8,711	8,711	8,711
Diluted earnings (loss) per share	$0.15	$0.13	$0.17	$0.16	$0.12
Weighted average shares — diluted	8,871	8,711	8,711	8,712	8,711
Cash dividends per share	$0.06	$0.06	$0.12	$0.00	$0.06

Contact Information:
Patrick J. Moty, President & CEO
Telephone (530) 722-3953
Linda J. Miles, Chief Operating Officer
Telephone (530) 722-3955
Samuel D. Jimenez, Senior Vice President and CFO
Telephone (530) 722-3952